Exhibit 10.8

NTELOS HOLDINGS CORP. AMENDED AND RESTATED EQUITY INCENTIVE PLAN

(Effective as of                     , 2006)

NTELOS HOLDINGS CORP. AMENDED AND RESTATED

EQUITY INCENTIVE PLAN

1. Purpose of the Plan

The purpose of the Plan is to assist the Company and its Subsidiaries in attracting and retaining valued employees, officers, consultants and other service providers by offering them a greater stake in the Company’s success and a closer identity with it, and to encourage ownership of the Company’s stock by such individuals.

2. Definitions

2.1 “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. Unless the context requires otherwise, when a specified Person is not referenced, the term “Affiliate” shall refer to Affiliates of the Company and/or its Subsidiaries.

2.2 “Award” means a grant of an Incentive Award, Option, Restricted Stock, Restricted Stock Unit or SAR under the Plan.

2.3 “Award Agreement” means the agreement or agreements between the Company and a Holder pursuant to which an Award is granted and which specifies the terms and conditions of that Award, including the vesting requirements applicable to that Award.

2.4 “Board” means the Board of Directors of the Company.

2.5 “Cause” shall mean Cause as such term is defined in any employment agreement between the Participant and the Company or its Subsidiaries or Affiliates. If no such agreement or definition exists, “Cause” shall exist with respect to a Participant if such Participant has (i) committed an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company, any Subsidiary or any Affiliate or a felony involving the business, assets, customers or clients of the Company, any Subsidiary or any Affiliate or has been convicted by a court of competent jurisdiction or has plead guilty or nolo contendere to any other felony; (ii) committed a material breach of any written confidentiality, non-compete, non-solicitation or business opportunity covenant contained in any agreement entered into by such Participant and the Company, any Subsidiary or any Affiliate; or (iii) substantially failed to perform such Participant’s duties to the Company, any Subsidiary or any Affiliate, including by committing a material breach of any written covenant contained in any agreement entered into by such Participant and the Company, any Subsidiary or any Affiliate (other than a confidentiality, non-compete, non-solicitation or business opportunity covenant) after written notice and an opportunity to cure (not to exceed 30 days) (it being understood that conduct pursuant to an Participant’s exercise of good faith business judgment should not constitute “Cause” under clause (iii) above).

2.6 “Change in Control” means any of the following described in clauses (a) through (e) below, provided that a “Change in Control” shall not mean any event listed in clauses (a) through (e) that occurs directly or indirectly as a result of or in connection with Quadrangle Capital Partners LP, a Delaware limited partnership, Quadrangle Select Partners LP, a Delaware limited partnership, and Quadrangle Capital Partners - A LP, a Delaware limited partnership (collectively the “Quadrangle Entities”) and/or Citigroup Venture Capital Equity Partners, L.P., a Delaware limited partnership, CVC/SSB Employee Fund, L.P., a Delaware limited partnership, CVC Executive Fund LLC, a Delaware limited liability company (collectively the “CVC Entities”) and/or their Affiliates, related funds and co-investors becoming the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities, or the shareholders of the Company approve a merger, consolidation or reorganization of the Company with any other company and such merger, consolidation or reorganization is consummated, and after such merger, consolidation or reorganization any of the Quadrangle Entities, the CVC Entities and/or their respective Affiliates, related funds and co-investors acquire more than fifty-one percent (51%) of the combined voting power of the Company’s then outstanding securities:

(a) any Person is or becomes the owner or “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company securities representing more than fifty-one percent (51%) of the combined voting power of the then outstanding securities;

(b) consummation of a merger, consolidation or reorganization of the Company with any other company, or a sale of all or substantially all the assets of the Company (a “Transaction”), other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent either directly or indirectly more than fifty-one percent (51%) of the combined voting power of the then outstanding securities of the Company or such surviving or purchasing entity;

(c) the shareholders of the Company approve a plan of complete liquidation of the Company and such liquidation is consummated; or

(d) a sale, transfer, conveyance or other disposition (whether by asset sale, stock sale, merger, combination or otherwise) (a “Sale”) of a Material Line of Business (other than any such sale to the Quadrangle Entities, the CVC Entities or their Affiliates, related funds and co-investors), except that with respect to this clause (d) there shall only be a Change in Control with respect to a Holder who is employed at such time in such Material Line of Business (whether full or part-time), and the Holder does not receive an offer for “comparable employment” with the purchaser and the Holder’s employment is terminated by the Company or any Affiliate no later than six (6) months after the consummation of the Sale of the Material Line of Business. For these purposes, “comparable employment” means that (i) the Holder’s base salary and target incentive payments are not reduced in the aggregate, (ii) the Holder’s job duties and responsibilities are not diminished (but a reduction in size of the Company as the result of a Sale of a Material Line of Business, or the fact that the purchaser is smaller than the Company, shall not alone constitute a diminution in the Holder’s job duties and responsibilities), (iii) the Holder is not required to relocate to a facility more than fifty (50) miles from the Holder’s principal place of employment at the time of the Sale and (iv) the Holder is provided benefits that are comparable in the aggregate to those provided to the Holder immediately prior to the Sale; or

(e) During any period of twelve (12) consecutive months commencing upon the effective date of the Plan, the individuals who constitute the Board, upon the effective date of the Plan, and any new director who either (i) was elected by the Board or nominated for election by the Company’s stockholders was approved by a vote of more than fifty percent (50%) of the directors then still in office who either were directors, upon the effective date of the Plan, or whose election or nomination for election was previously so approved or (ii) was appointed to the Board pursuant to the designation of Quadrangle Entities and/or the CVC Entities, cease for any reason to constitute a majority of the Board.

For purposes of the foregoing, “Material Line of Business” means any line or lines of business or service or group of services which represent(s) in the aggregate either twenty-five percent (25%) or more of the

Company’s consolidated revenues or twenty-five percent (25%) or more of the Company’s consolidated EBITDA (earnings before interest, taxes, depreciation and amortization) for the twelve-month period ended on the last day of the most recently ended fiscal quarter for the Company.

2.7 “Class B Common Stock “ means Class B Common Stock of the Company, par value $0.01 per share.

2.8 “Code” means the Internal Revenue Code of 1986, as amended.

2.9 “Committee” means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least two members, each of whom shall be a member of the Board, and shall be both a Non-Employee Director and an Outside Director.

2.10 “Common Stock” means the Common Stock of the Company, par value $0.01 per share, Class B Common Stock, or such other class or kind of shares or other securities resulting from the application of Section 8, as applicable.

2.11 “Company” means NTELOS Holdings Corp., a Delaware corporation, or any successor corporation.

2.12 “Disability” means a physical, mental or other impairment within the meaning of Section 22(e)(3) of the Code.

2.13 “Employee” means an officer or other employee of the Company, a Subsidiary or an Affiliate, including a director who is such an employee.

2.14 “Exercise Price” means the exercise price per share of Common Stock of an Option or the base value of a SAR.

2.15 “Fair Market Value” means, on any given date, the closing price of a share of Common Stock on the principal national securities exchange (including NASDAQ) on which the Common Stock is listed or traded on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded. If at any time such Common Stock is not listed on any securities exchange, the Fair Market Value shall be the value of such Common Stock as determined in good faith by the Board.

2.16 “Holder” means a Participant to whom an Award is made.

2.17 “Incentive Award” means an Award granted pursuant to Section 10, stated with reference to a specified dollar amount or number of shares of Common Stock which, subject to such terms and conditions as may be prescribed by the Committee, entitles the Participant to receive shares of Common Stock, a cash payment or a combination thereof from the Company or an Affiliate.

2.18 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in section 422 of the Code and designated as an Incentive Stock Option.

2.19 “Named Executive Officer” means a Holder who, as of the last day of a taxable year, is the Chief Executive Officer of the Company (or is acting in such capacity) or one of the four highest compensated officers of the Company (other than the Chief Executive Officer) or is otherwise one of the group of “covered employees,” as defined in the regulations promulgated under Code Section 162(m).

2.20 “1934 Act” means the Securities Exchange Act of 1934, as amended.

2.21 “Non-Employee Director” means a member of the Board who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act.

2.22 “Non-Qualified Option” means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

2.23 “Option” means any stock option granted from time to time under Section 7 of the Plan. Options granted under the Plan may be Non-Qualified Options or Incentive Stock Options, as determined by the Committee.

2.24 “Outside Director” means a member of the Board who meets the definition of an “outside director” under Treasury Regulation § 1.162-27(e)(3).

2.25 “Participant” means a person granted an Award.

2.26 “Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

2.27 “Plan” means the NTELOS Holdings Corp. Amended and Restated Equity Incentive Plan herein set forth, as amended from time to time.

2.28 “Restricted Stock” means Common Stock subject to a Restriction Period awarded by the Committee under Section 6 of the Plan.

2.29 “Restricted Stock Units” means an Award granted pursuant to Section 9, in the amount determined by the Committee, stated with reference to a specified number of shares of Common Stock, that in accordance with the terms of an Agreement entitles the holder to receive shares of Common Stock, upon the lapse of any Restriction Period.

2.30 “Restriction Period” means the period during which an Award of Restricted Stock awarded under Section 6 of the Plan or an Award of a Restricted Stock Unit awarded under Section 9 of the Plan is subject to forfeiture. The Restriction Period shall not lapse with respect to any Restricted Stock or Restricted Stock Unit until all conditions, imposed under this Plan or under the Award Agreement, have been satisfied.

2.31 “SAR” means a stock appreciation right granted pursuant to Section 8, that in accordance with the terms of an Award Agreement entitles the Holder to receive a number of shares of Common Stock based on the increase in the Fair Market Value of the shares underlying the stock appreciation right during a stated period specified by the Committee.

2.32 “Subsidiary” means, with respect to the Company, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the overall economic equity or a majority of the total voting power of shares of stock entitled (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof.

2.33 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a corporate Subsidiary.

2.34 “Termination Date” means the day on which a Holder’s employment or service with the Company and its Subsidiaries and Affiliates terminates or is terminated.

3. Eligibility

3.1 Any Employee of the Company, its Subsidiaries or its Affiliates is eligible to participate in this Plan. In addition, any other person that provides services to the Company, its Subsidiaries or Affiliates is eligible to participate in this Plan.

4. Administration and Implementation of Plan

4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Participants to whom Awards will be granted, in determining whether, and to what extent, Awards may be transferable by the Holder, in determining the amount and type of Awards to be granted to each such Participant, in determining the terms and conditions of Awards granted under the Plan and in determining the terms of the Award Agreements that will be entered into with Holders. Additionally, the Committee may impose restrictions, including without limitation, confidentiality and non-solicitation restrictions, on the grant, vesting, exercise or payment of an Award as it determines appropriate.

4.2 The Committee’s powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Restricted Stock, or some combination thereof; to determine whether a Change in Control of the Company has occurred; and to determine, in accordance with Section 11, the effect, if any, of a Change in Control of the Company upon outstanding Awards.

4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes to such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all actions taken by the Committee, shall be final and binding on Holders. The Holder shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of the Plan and the Award Agreement.

4.4 The Committee may condition the grant of any Award or the lapse of any Restriction Period (or any combination thereof) upon the Holder’s achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a “Performance Goal” shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon the Company’s, a Subsidiary’s, an Affiliate’s or a business unit’s: (i) total stockholder return, (ii) total stockholder return as compared to total return (on a comparable basis) of a publicly available index, (iii) net income, (iv) pretax earnings, (v) funds from operations, (vi) earnings before interest expense, taxes, depreciation and amortization, (vii) operating margin, (viii) earnings per share, (ix) return on equity, capital, assets or investment, (x) operating earnings, (xi) working capital, (xii) ratio of debt to stockholders equity or (xiii) revenue. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Restriction Period on an Award subject to this Section, the Committee shall certify in writing that the applicable Performance Goal has been satisfied. Performance Goals may also be linked only to a specified period of service with the Company, its Subsidiaries, or its Affiliates; provided however, that in such case, the Committee shall not be required to certify that such Performance Goal has been satisfied.

4.5 The Committee may amend any outstanding Awards without the consent of the Holder to the extent it deems appropriate; provided however, that in the case of amendments adverse to the Holder, the Committee must obtain the Holder’s consent to any such amendment, provided further that such consent shall not be required if, as determined by the Committee in its sole discretion, such amendment is required to either (a) comply with Section 409A of the Code or (b) prevent the Holder from being subject to any excise tax or penalty under Section 409A.

4.6 To the extent applicable law so permits, the Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Awards to be granted to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and who are not Named Executive Officers. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.

5. Shares of Stock Subject to the Plan

5.1 Subject to adjustment as provided in Section 11, the total number of shares of Common Stock available for Awards under the Plan shall be 4,050,000. This limit shall also include all equity awards previously granted under the prior version of this Plan, the NTELOS Holdings Corp. Equity Incentive Plan, including all restricted shares of Common Stock that have been converted into shares of Class B Common Stock, and all options granted under such plan. Such equity awards granted under the NTELOS Holdings Corp. Equity Incentive Plan shall count against the above maximum limit based on the number shares outstanding subsequent to the share conversion occurring in connection with the initial public offering of the Company (approximately 1,895,144 shares of Common Stock). After the effective date of this Plan, no shares of Class B Common Stock shall be available for Awards under this Plan.

5.2 The maximum number of shares of Common Stock available for Awards in any combination that may be granted to any individual Participant shall not exceed 1,000,000 during any calendar year (the “Individual Limit”). Subject to Section 5.3 and Section 12, any Award that is canceled by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on Awards of any transaction or event described in Section 11. Additionally, the maximum Incentive Award cash payment that any one Participant may receive during any calendar year shall not exceed $1,000,000.

5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan. Shares of Restricted Stock issued upon exercise of Options granted under the Plan shall not further reduce the shares available for Awards under the Plan.

5.4 No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered and no payment shall be made under the Plan except in compliance with all applicable laws.

6. Restricted Stock

An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Participant, which shares may be subject to forfeiture during a Restriction Period upon the happening of events or other conditions as specified in the Award Agreement. Such an Award of Restricted Stock shall be subject to the following terms and conditions:

6.1 Restricted Stock shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. At the time of grant of an Award of Restricted Stock, the Committee will determine the price, if any, to be paid by the Holder for each share of Common Stock subject to the Award, and such price, if any, shall be set forth in the Award Agreement.

6.2 Unless otherwise provided by the Board or the Committee, upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing that number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s), if any, representing such shares shall bear appropriate legends as to sale, transfer, assignment, pledge or other encumbrances to which such shares are subject during the Restriction Period and shall be deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

6.3 During the Restriction Period the Holder shall have the right to receive the Holder’s allocable share of any cash dividends declared and paid by the Company on its Common Stock and to vote the shares of Restricted Stock.

6.4 The Committee may condition the expiration of the Restriction Period upon: (i) the Participant’s continued service over a period of time with the Company, its Subsidiaries or its Affiliates, (ii) the achievement by the Participant, the Company, its Subsidiaries or its Affiliates of any other Performance Goals set by the Committee, or (iii) any combination of the above conditions, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company. Notwithstanding any provision contained herein to the contrary, the Committee, in its sole discretion, may grant Awards of Restricted Stock under this Section 6 that are not subject to any Restriction Period.

6.5 At the end of the Restriction Period, if all such conditions have been satisfied, the restrictions imposed hereunder shall lapse with respect to the applicable number of shares of Restricted Stock as determined by the Committee, and any legend described in Section 6.2 that is then no longer applicable, shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting and delivery of shares of Restricted Stock.

6.6 At the time of the grant or upon the lapse of the Restriction Period of an Award of Restricted Stock, the Committee will determine the consideration permissible for the payment of the purchase price, if any, of the Award of Restricted Stock. The purchase price per of share of Common Stock acquired pursuant to the Award of Restricted Stock shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Committee and to the extent legally permissible, according to a deferred payment or other similar arrangement with the Holder; (iii) by services rendered or to be rendered to the Company; or (iv) in any other form of legal consideration that may be acceptable to the Committee, in its sole discretion.

6.7 Notwithstanding the foregoing, any Award of Restricted Stock granted prior to the effective date of this plan shall be governed by the terms and conditions of the prior version of this plan, the NTELOS Holdings Corp. Equity Incentive Plan.

7. Options

Options give a Participant the right to purchase a specified number of shares of Common Stock, as delineated in the Award Agreement, from the Company for a specified time period at a fixed price. Options may be either Incentive Stock Options or Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

7.1 Options shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable, including without limitation, specifying the number of shares underlying the Award, the type of the Option and the Exercise Price of the Option.

7.2 The Exercise Price of an Option shall be determined by the Committee, however, the Exercise Price shall be not less than the Fair Market Value of a share of the applicable Common Stock underlying such Option on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the Exercise Price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant.

7.3 The Option agreements shall specify when and under what terms and conditions an Option may be exercisable. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder). The Option shall also expire, be forfeited and terminate at such times and in such circumstances as otherwise provided hereunder or under the Award Agreement.

7.4 Incentive Stock Options may only be granted to Employees of the Company or a corporate Subsidiary (provided however that solely for this purpose, grants of Incentive Stock Options to an employee of a Subsidiary may only be made if the Company controls at least a majority of the total voting power of such Subsidiary, as determined in accordance with Section 424 of the Code and the regulations thereunder) and may not be granted to Employees of Affiliates or Employees of non-corporate Subsidiaries (or Employees of a Subsidiary where the Company does not control a majority of the voting power in such Subsidiary). Any Incentive Stock Options, which first become exercisable in any one calendar year that are in excess of the $100,000 statutory limit shall be treated as Non-Qualified Stock Options, with respect only to such excess. A Holder shall notify the Company of any sale or other disposition of shares of Common Stock acquired pursuant to an Incentive Stock Option if such sale or disposition occurs (i) within two years of the grant of an Incentive Stock Option or (ii) within one year of the issuance of shares of Common Stock to the Holder. Such notice shall be in writing and directed to the Secretary of the Company. The Company shall not be liable to any Holder or any other person if the Internal Revenue Service or any court or other authority having jurisdiction over such matter determines for any reason that an Option intended to be an Incentive Stock Option does not so qualify as an Incentive Stock Option.

7.5 The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Committee may deem appropriate. The vesting provisions of individual Options, as provided in the Award Agreement, may vary. Unless otherwise determined by the Committee, no Option shall become exercisable until such Option becomes vested.

7.6 The Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Options until such time as the shares of Common Stock have been so issued.

7.7 Subject to vesting and other restrictions provided for hereunder or otherwise imposed in accordance herewith, an Option may be exercised, and payment in full of the aggregate Exercise Price made, by a Holder (or, where appropriate, a permitted transferee of the Holder) only by notice (in the form prescribed by the Committee) to the Company specifying the number of shares of Common Stock to be purchased. Without limiting the scope of the Committee’s discretion hereunder, the Committee may impose such other restrictions, including without limitation, confidentiality and non-solicitation restrictions, on the award or the exercise of Options (whether or not in the nature of the foregoing restrictions) as it may deem necessary or appropriate.

7.8 The aggregate Exercise Price shall be paid in full upon the exercise of the Option. Payment must be made by one of the following methods:

(a) cash or a certified or bank cashier’s check;

(b) if approved by the Committee in its sole discretion, Common Stock previously owned and held for such period of time as necessary to avoid a charge for financial accounting purposes and having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price; or

(c) by any combination of such methods of payment or any other legal method acceptable to the Committee in its discretion.

7.9 If a Holder incurs a Termination Date due to death or Disability, any unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was exercisable as of the Termination Date or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 6 months from the Termination Date or (y) until the expiration of the stated term of the Option, if shorter. Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

7.10 Unless otherwise provided by the Committee at or after grant, if a Holder incurs a Termination Date due to Cause, all unexercised Options, regardless of whether the unexercised portion of the Option is vested or unvested, awarded to the Holder shall terminate and be forfeited as of the Termination Date with no further compensation due to the Holder.

7.11 If a Holder incurs a Termination Date for any reason, other than as described in Section 7.9 or 7.10 above, any vested unexercised Option granted to the Holder may thereafter be exercised by the Holder (or, where appropriate, a transferee of the Holder), to the extent it was vested and exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant, (x) for a period of 30 days from the Termination Date, provided that such period shall be 60 days from the Termination Date if the Holder incurs a termination of service or employment by the Company, its Subsidiaries and its Affiliates other than for Cause or (y) until the expiration of the stated term of the Option, whichever period is shorter. Any portion of the Option that remains unexercised after the expiration of such period, regardless of whether such portion of the Option is vested or unvested, shall terminate and be forfeited with no further compensation due to the Holder.

7.12 Notwithstanding the foregoing, any Award of an Option granted prior to the effective date of this plan shall be governed by the terms and conditions of the prior version of this plan, the NTELOS Holdings Corp. Equity Incentive Plan.

8. Stock Appreciation Rights

SARs give a Participant the right to receive, upon exercise of the SAR, the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise, where such increase shall be payable in shares of Common Stock. The grant of SARs shall be subject to the following terms and conditions:

8.1 An Award of an SAR shall be evidenced by an Award Agreement. Such agreement shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable. An SAR may be granted in tandem with all or a portion of a related Option under the Plan (“Tandem SAR”), or may be granted separately (“Freestanding SAR”). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable.

8.2 The base price of a Tandem SAR shall be the Exercise Price of the related Option. The base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock on the date of grant of the Freestanding SAR.

8.3 For purposes of Section 5.1 and 5.2, an Option and Tandem SAR shall be treated as a single Award. In addition, no Participant may be granted Tandem SARs (under this Plan and all other incentive stock option plans of the Company and its Subsidiaries) that are related to

Incentive Stock Options which are first exercisable in any calendar year for shares of Common Stock having an aggregate Fair Market Value (determined as of the date the related Incentive Stock Options are granted) that exceeds $100,000.

8.4 An SAR shall entitle the Holder to receive from the Company a payment equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the SAR over the base price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Such payment shall be in shares of Common Stock. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 7. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the grant, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

8.5 SARs shall be subject to the same terms and conditions applicable to Options as stated in sections 7.3, 7.5, 7.6, 7.8, 7.9, 7.10 and 7.11. SARs shall also be subject to such other terms and conditions consistent with the Plan as shall be determined by the Committee.

9. Restricted Stock Units

An Award of Restricted Stock Units is a grant by the Company of a specified number of shares of Common Stock to a Participant, which, upon lapse of a Restriction Period as specified in the applicable Award Agreement, shall entitle the Holder to a share of Common Stock for each share underlying the Restricted Stock Unit Award. Such an Award shall be subject to the following terms and conditions:

9.1 Restricted Stock Units shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

9.2 During the Restriction Period the Holder shall not have any rights as a shareholder with respect to any shares of Common Stock underlying the Restricted Stock Units until such time as the shares of Common Stock have been so issued.

9.3 The Committee may condition the expiration of the Restriction Period with respect to a grant of Restricted Stock Units upon: (i) the Participant’s continued service over a period of time with the Company, its Subsidiaries or Affiliates, (ii) the achievement by the Participant, the Company, its Subsidiaries or Affiliates of any other Performance Goals set by the Committee, or (iii) any combination of the above conditions, as specified in the Award Agreement. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock shall be forfeited to the Company.

9.4 At the end of the Restriction Period, if all such conditions have been satisfied, the Holder shall be entitled to receive a share of Common Stock for each share underlying the Restricted Stock Unit Award that is now free from restriction and such number of shares delivered to the Holder (or, where appropriate, the Holder’s legal representative). Subject to Section 4, the Board may, in its sole discretion, accelerate the vesting of Restricted Stock Units.

10. Incentive Awards

An Incentive Award is a grant by the Company of compensation payable only upon the satisfaction of certain conditions in reference to a certain dollar amount, shares of Common Stock or both. Such an Award shall be subject to the following terms and conditions:

10.1 Incentive Awards shall be evidenced by Award Agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

10.2 The Holder shall not have any rights as a shareholder with respect to an Incentive Award until such time as the Incentive Award has been earned and settled, provided that such settlement is made in shares of Common Stock.

10.3 The applicable Award Agreement shall set forth the Performance Goals or continued employment requirements which must be satisfied in order for the Holder to receive the value of the Incentive Award. If the specified conditions are not attained, the Holder shall forfeit the portion of the Award with respect to which those conditions are not attained, and the underlying Common Stock, if any, shall be forfeited to the Company.

10.4 The amount payable when an Incentive Award is earned may be settled in cash, by the issuance of shares of Common Stock or by a combination thereof. A fractional share of Common Stock shall not be deliverable when an Incentive Award is earned, but a cash payment will be made in lieu thereof.

11. Adjustments upon Changes in Capitalization

11.1 In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Committee shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any other adjustments to outstanding Awards as it determines appropriate.

11.2 In the event of a Change of Control of the Company, the Committee may, on a Holder by Holder basis:

(a) accelerate the vesting of all outstanding Options and/or SARs issued under the Plan that remain unvested and terminate the Option and/or SAR immediately prior to the date of any such transaction, provided that the Holder shall have been given at least seven days written notice of such transaction and of the Committee’s intention to cancel the Option and/or SARs with respect to all Common Stock for which the Option and/or SAR remains unexercised;

(b) fully vest and/or accelerate the Restriction Period of any Awards;

(c) terminate the Award immediately prior to any such transaction, provided that the Holder shall have been given at least seven days written notice of such transaction and of the Committee’s intention to cancel the Award with respect to all Common Stock for which the Award remains unexercised or subject to restriction or forfeiture, provided further however, that during such notice period, the Holder will be able to give notice of exercise of any portion of the Award that will become vested upon the occurrence of the Change of Control, however, the actual exercise of such Option and/or SAR, or portion thereof, shall be contingent on the occurrence of a Change in Control

(d) after having given the Holder a chance to exercise any outstanding Options and/or SARs, terminate any or all of the Holder’s unexercised Options and/or SARs;

(e) cancel any outstanding Awards with respect to all Common Stock for which the Award remains unexercised or for which the Award is subject to forfeiture in exchange for a cash payment of an amount equal to the difference between the then Fair Market Value (provided that the Committee may, in its sole discretion, determine that the Fair Market Value of an Award that will remain unvested or subject to forfeiture as of the date of the Change of Control is zero) of the Award less the Exercise Price of an Option and/or SAR, or the unpaid base price (if any) of Restricted Stock. If the Fair Market Value of the Common Stock subject to the Award is less than the Exercise Price of an Option and/or SAR or the price (if any) of Restricted Stock, the Award shall be deemed to have been paid in full and shall be canceled with no further payment due the Holder;

(f) require that the Award be assumed by the successor corporation or that awards for shares or other interests in the successor corporation with equivalent value be substituted for such Award; or

(g) take such other action as the Committee shall determine to be reasonable under the circumstances to permit the Holder to realize the value of the Award.

The application of the foregoing provisions, including, without limitation, the issuance of any substitute options, shall be determined in good faith by the Committee in its sole discretion. Any adjustment may provide for the elimination of fractional shares of Common Stock in exchange for a cash payment equal to the Fair Market Value of the eliminated fractional shares of Common Stock.

11.3 Committee Authority: The judgment of the Committee with respect to any matter referred to in this Section 11 shall be conclusive and binding upon each Holder without the need for any amendment to the Plan.

12. Effective Date, Termination and Amendment

The Plan is effective on                     , 2006, the date the Plan was approved by the Board, contingent, however, on approval of the amendment and restatement by the Company’s stockholders within 12 months of such date. The Plan shall remain in full force and effect until the earlier of May 2, 2015, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that any such termination of the Plan shall not affect Awards outstanding under the Plan at the time of termination. Notwithstanding the foregoing, an amendment will be contingent on approval of the Company’s stockholders, to the extent required by law or by the rules of any stock exchange on which the Company’s securities are traded or if the amendment would (i) increase the benefits accruing to Participants under the Plan, including without limitation, any amendment to the Plan or any agreement to permit a repricing or decrease the Exercise Price of any outstanding Options, (ii) increase the aggregate number of shares of Common Stock that may be issued under the Plan, or (iii) modify the requirements as to eligibility for participation in the Plan.

13. Transferability

Awards may not be pledged, assigned or transferred for any reason during the Holder’s lifetime, and any attempt to do so shall be void. Notwithstanding the generality of the foregoing, the Committee may (but need not) grant Awards (other than ISOs issued either separately or in conjunction with a SAR) that are transferable by the Holder, during the Holder’s lifetime. The transferee of the Holder shall, in all cases, be subject to the Plan and the provisions of the Award Agreement between the Company and the Holder.

14. General Provisions

14.1 The Committee may postpone any grant, exercise, vesting or payment of an Award for such time as the Committee in its sole discretion may deem necessary in order to permit the Company (i) to effect, amend or maintain any necessary registration of the Plan or the shares of

Common Stock issuable pursuant to the Award under the securities laws; (ii) to take any action in order to (A) list such shares of Common Stock or other shares of stock of the Company on a stock exchange if shares of Common Stock or other shares of stock of the Company are not then listed on such exchange or (B) comply with restrictions or regulations incident to the maintenance of a public market for its shares of Common Stock or other shares of stock of the Company, including any rules or regulations of any stock exchange on which the shares of Common Stock or other shares of stock of the Company are listed; (iii) to determine that such shares of Common Stock in the Plan are exempt from such registration or that no action of the kind referred to in (ii)(B) above needs to be taken; (iv) to comply with any other applicable law, including without limitation, securities laws; (v) during any such time the Company or any Affiliate is prohibited from doing any of such acts under applicable law, including without limitation, during the course of an investigation of the Company or any Affiliate, or under any contract, loan agreement or covenant or other agreement to which the Company or any Affiliate is a party or (vi) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period; and the Company shall not be obligated by virtue of any terms and conditions of any Agreement or any provision of the Plan to recognize the grant, exercise, vesting or payment of an Award or to grant, sell or issue shares of Common Stock or make any such payments in violation of the securities laws or the laws of any government having jurisdiction thereof or any of the provisions hereof. Any such postponement shall not extend the term of the Award and neither the Company nor its directors and officers nor the Committee shall have any obligation or liability to any Participant or to any other person with respect to shares of Common Stock or payments as to which the Award shall lapse because of such postponement.

14.2 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Participant any right to continued employment or service with the Company or any Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or an Affiliate to terminate the employment or service of any Participant at any time.

14.3 Nothing contained in the Plan, and no action taken pursuant to the provisions of the Plan, shall create or shall be construed to create a trust of any kind, or a fiduciary relationship between the Committee, the Company or its Subsidiaries or Affiliates, or their officers or the Board, on the one hand, and the Holder, the Company, its Subsidiaries or Affiliates or any other person or entity, on the other.

14.4 For purposes of this Plan, a transfer of employment between the Company, its Subsidiaries and its Affiliates shall not be deemed a termination of employment; notwithstanding the foregoing, a transfer of employment of a Participant between the Company or its Subsidiaries to an Affiliate or a non-corporate Subsidiary (or a Subsidiary where the Company does not control a majority of the voting power in such Subsidiary) shall be deemed a termination of employment with regard to any Incentive Stock Options (or any Tandem SARs that are related to Incentive Stock Options) that have been granted to such Participant.

14.5 The Company shall indemnify and hold harmless the members of the Committee and the Board, from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan, to the maximum extent permitted by law, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

14.6 Holders shall be responsible to make appropriate provision for all taxes required to be withheld in connection with any Award or the transfer of shares of Common Stock pursuant to this Plan. Such responsibility shall extend to all applicable Federal, state, local or foreign withholding taxes. The Company shall, at the election of the Holder, have the right to retain the number of shares of Common Stock or a portion of the value of any Award whose Fair Market Value equals the amount to be withheld in satisfaction of the applicable withholding taxes.

14.7 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of Delaware and construed accordingly.